Exhibit 10.13
HCM ACQUISITION COMPANY
AMENDED AND RESTATED
SECURITIES PURCHASE AGREEMENT
     THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “Amended and Restated Agreement”) dated as of May 22, 2008 is entered into by and among HCM Acquisition Company, a Delaware corporation (the “Company”) and each of the purchasers listed on Exhibit A attached hereto (each individually, a “Purchaser” and collectively, the “Purchasers”).
     WHEREAS, the Company and HCM Acquisition Holdings, LLC (the “Initial Purchaser”) are parties to that certain Founder’s Securities Purchase Agreement dated as of October 4, 2007 (the “Initial Purchase Agreement”), pursuant to which the Company sold and issued and the Initial Purchaser purchased 7,187,500 founders’ units (the “Initial Founders’ Units”), each consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock at an exercise price of $7.50 per share (the “Initial Founder Units” ), for an aggregate purchase price of $25,000;
     WHEREAS, the Initial Purchaser and each of the other Purchasers (such other Purchasers, the “Subsequent Purchasers”) are parties to that certain Securities Purchase Agreement dated as of November 15, 2007 (the “Subsequent Securities Purchase Agreement”, and together with the Initial Purchase Agreement the “Purchase Agreements”), pursuant to which the Initial Purchaser sold to the Subsequent Purchasers and the Subsequent Purchasers purchased from the Initial Purchaser certain of the Initial Founders’ Units in the respective amounts set forth opposite each Purchaser’s name on Exhibit A hereto under the heading “Aggregate Purchase Price for Units Purchased Pursuant to the Purchase Agreements”;
     WHEREAS, pursuant to the Initial Purchase Agreement, and concurrent with the closing of the Initial Public Offering (as defined below), the Initial Purchaser was obligated to purchase and the Company was obligated to issue and sell 5,000,000 private placement warrants (the “Initial Private Placement Warrants”), each to purchase one share of Common Stock at an exercise price of $7.50 per share, for an aggregate purchase price of $5,000,000 (the “Private Placement Warrant Obligation”);
     WHEREAS, the Company intends to file an amended registration statement (the “Registration Statement”) for the initial public offering of units (the “Initial Public Offering”), each unit consisting of .8 of a share of Common Stock and one subunit, which subunit consists of .2 of a share of Common Stock and one warrant to purchase one share of Common Stock at an exercise price of $7.50 per share; and
     WHEREAS, the Company and the Purchasers desire to enter into this Amended and Restated Agreement and thereby amend in its entirety each of the Purchase Agreements in order to (x) effectuate the exchange by the Purchasers of their Initial Founders’ Units for an equal number of new founders’ units (the “New Founders’ Units”), each consisting of .45 of a share of Common Stock (the “Founders’ Shares”) and one warrant to purchase one share of Common Stock at an exercise price of $10.00 per share (the “Founders’ Warrants”) and (y) alter the Private Placement Warrant Obligation, so that in lieu of such obligation the Initial Purchaser shall be obligated to purchase and the Company shall be obligated to issue and sell, subject to the terms of this Amended and Restated Agreement, 500,000 private placement units (the “Private Placement Units”), each consisting of .8 of a share of Common Stock (the “.8 Private Placement Shares”) and one subunit (the “Private Placement Subunits”), which consists of .2 of a share of Common Stock (the “.2 Private Placement Shares”, and together with the .8 Private Placement Shares the “Private Placement Shares”) and one warrant to purchase one share of Common Stock at an exercise price of $7.50 per share (the “Private Placement Warrants”) for an aggregate purchase price of

$5,000,000 (the “Private Placement Units Purchase Price”), simultaneously with the consummation of the Initial Public Offering.
     NOW THEREFORE, in consideration of the mutual promises contained in this Amended and Restated Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amended and Restated Agreement hereby agree as follows:
Section 1. Authorization, Purchase and Sale; Terms of the Securities.
     A. Authorization of the Securities. The Company has duly authorized:
          (i) the issuance of the New Founders’ Units to the Purchasers in exchange for the Initial Founders’ Units and the issuance of the underlying Founders’ Shares and Founders’ Warrants as well as the shares of Common Stock underlying each of the Founders’ Warrants (collectively the “Founders’ Securities”); and
          (ii) the issuance and sale of the Private Placement Units to the Initial Purchaser and the issuance of the underlying Private Placement Subunits, Private Placement Shares and Private Placement Warrants and the shares of Common Stock underlying the Private Placement Warrants (collectively, the “Private Placement Securities” and together with the Founders’ Securities, the “Securities”).
     B. Exchange of Initial Founders’ Units for New Founders’ Units and the Purchase and Sale of the Private Placement Units. Concurrently with the execution and delivery of this Amended and Restated Agreement, in the case of the New Founders’ Units, and concurrently with the closing of the Initial Public Offering, in the case of the Private Placement Units, or as each such date may be extended from time to time by mutual agreement of the parties (in each case, the “Closing Date”):
          (i) the Company shall issue one New Founders’ Unit to the Purchasers in exchange for each of the Initial Founders’ Units and the Purchasers shall exchange each Initial Founders’ Units for one New Founders’ Unit in accordance with Schedule 1 hereto; and
          (ii) the Company shall issue and sell to the Initial Purchaser and the Initial Purchaser shall purchase from the Company the Private Placement Units for the Private Placement Units Purchase Price.
     On the applicable Closing Date, the Company shall deliver certificates evidencing the New Founders’ Units, Founders’ Shares and Founders’ Warrants, or the Private Placement Units, Private Placement Shares, Private Placement Subunits and Private Placement Warrants, as the case may be, to be exchanged for or purchased by the Purchasers hereunder, in each case registered in each such Purchaser’s name, upon, as the case may be, the surrender of a certificate representing the Initial Founders’ Units or payment by such Purchasers of the Private Placement Units Purchase Price by wire transfer of immediately available funds (as applicable, or by such other means as the Company and the Purchasers shall agree) to the Company in accordance with the Company’s wiring instructions. The parties hereto agree and acknowledge that the exchange of the Initial Founders’ Units for the Founders Units contemplated hereby is an exchange described in Sections 368(a)(1)(E) and/or 1036 of the Internal Revenue Code of 1986, as amended, and no party shall file any tax return or take any other position inconsistent with the foregoing.

     C. Terms of the New Founders’ Units, Private Placement Units, Private Placement Subunits, Founders’ Shares, Private Placement Shares, Founders’ Warrants and Private Placement Warrants.
          (i) New Founders’ Units: Each New Founders’ Unit shall consist of one Founders’ Share and one Founders’ Warrant and shall have the terms set forth in the Unit Certificate attached as Exhibit B hereto.
          (ii) Private Placement Units: Each Private Placement Unit shall consist of one Private Placement Share and one Private Placement Subunit and shall have the terms set forth in the Unit Certificate attached as Exhibit C hereto.
          (iii) Private Placement Subunits: Each Private Placement Subunit shall consist of .2 of a share of Common Stock and one Private Placement Warrant and shall have the terms set forth in the Unit Certificate attached as Exhibit D hereto.
          (iv) Founders’ Shares: The Founders’ Shares shall have the terms set forth in the Certificate of Incorporation of the Company and the Founders’ Share Certificate attached as Exhibit E hereto. Without limiting the foregoing, the Purchasers hereby expressly agree that (i) in connection with the stockholder vote required to approve a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or assets (an “Initial Business Combination”), the Purchasers agree to vote the Founders’ Shares in accordance with a majority of the shares of Common Stock voted by holders of shares of Common Stock issued in the Initial Public Offering and (ii) the Purchasers agree to waive any right to participate in any liquidation distribution to the extent set forth in Section 3.D of this Amended and Restated Agreement.
          (v) Private Placement Shares: The Private Placement Shares shall have the terms set forth in the Certificate of Incorporation of the Company and the Private Placement Share Certificate attached as Exhibit F hereto. Without limiting the foregoing, the Initial Purchaser hereby expressly agrees that (i) in connection with the stockholder vote required to approve an Initial Business Combination the Initial Purchaser agrees to vote the Private Placement Shares in accordance with a majority of the shares of Common Stock voted by holders of shares of Common Stock issued in the Initial Public Offering and (ii) the Initial Purchaser agrees to waive any right to participate in any liquidation distribution to the extent set forth in Section 3.D of this Amended and Restated Agreement.
          (vi) Founders’ Warrants: The Founders’ Warrants shall have the terms set forth in the Warrant Agreement set forth as Exhibit G hereto.
          (vii) Private Placement Warrants: The Private Placement Warrants shall have the terms set forth in the Warrant Agreement set forth as Exhibit G hereto, as such terms may be amended prior to the applicable Closing Date with the consent of the Initial Purchaser, which consent shall be evidenced by the purchase of the Private Placement Units on the applicable Closing Date.
          (viii) Transfer Restrictions: In addition to the restrictions on transfer set forth in Section 9 hereof, the Purchasers shall not sell or transfer the New Founders’ Units, Founders’ Shares, Founders’ Warrants or the shares of Common Stock underlying the Founders’ Warrants for a period of one year from the date the Company consummates its Initial Business Combination except to (a) the Company’s officers, directors or employees or other persons or entities associated or affiliated with Highland Capital Management, L.P. and its affiliates, (b) a member of the Purchaser’s immediate family or a trust, the beneficiary of which is a member of the Purchaser’s immediate family, an affiliate of the Purchaser or a charitable organization, (c) a transferee  by virtue of the laws of descent and distribution upon death of the Purchaser, (d) with respect to the Initial Purchaser, a transferee by virtue of the laws of the state of Delaware or the Initial Purchaser’s organizational documents upon dissolution of the Initial Purchaser, or (e) a transferee pursuant to a qualified domestic relations order (each, a “Permitted Transferee”), in each case, provided that the transferree agrees in writing with the

Company to be subject to such transfer restrictions, to vote the Founders’ Shares as provided in (iv) above; waive any right to participate in any liquidation distribution as provided in (iv) above and agrees to the adjustment of the New Founders’ Units as provided in (x) below. During this period, the Purchasers and their Permitted Transferees shall retain all other rights of holders of shares of Common Stock, including, without limitation, the right to vote their shares (except as described above with respect to an Initial Business Combination) and the right to receive cash dividends, if declared. If dividends are declared and payable in shares, such dividends will also be subject to the restrictions contained in this Section 1.C.(viii). In addition to the restrictions on transfer set forth in Section 9 hereof, the Initial Purchaser shall not sell or transfer the Private Placement Units, the Private Placement Shares, the Private Placement Subunits, the Private Placement Warrants or the shares of Common Stock underlying the Private Placement Warrants until after the date the Company consummates its Initial Business Combination except to a Permitted Transferee, provided that the transferee agrees in writing with the Company to be subject to such transfer restrictions, to vote the Private Placement Shares as provided in (v) above and to waive any right to participate in any liquidation distribution as provided in (v) above. The Initial Purchaser acknowledges that the Private Placement Units, the Private Placement Shares, the Private Placement Subunits, the Private Placement Warrants and the shares of Common Stock underlying the Private Placement Warrants are subject to the restrictions on transfer set forth in the Warrant Agreement. The .2 of a share of Common Stock and the Private Placement Warrant comprising each Private Placement Subunit will not be separable until the open of trading on the first trading day after the Company consummates its Initial Business Combination. On the open of trading on the first trading day after the Company consummates its Initial Business Combination, each Private Placement Subunit will automatically separate into .2 of a share of Common Stock and one Private Placement Warrant. Consequently, at such time each Private Placement Unit will consist of one Private Placement Share and one Private Placement Warrant.
          (ix) Registration Rights: In connection with the closing of the Initial Public Offering, the Company and the Purchasers shall enter into an agreement (the “Registration Rights Agreement”) granting the Purchasers registration rights with respect to the Securities.
          (x) Adjustment of New Founders’ Units:
               (a) If the underwriters with respect to the Initial Public Offering do not exercise the over-allotment option proposed to be granted to them by the Company, the Purchasers and any Permitted Transferees agree to forfeit to the Company for no consideration a number of New Founders’ Units necessary to represent 20% of the sum of the number of units sold in the Initial Public Offering and the number of New Founders’ Units outstanding after the consummation of the Initial Public Offering and the expiration or exercise of the over-allotment option. The Purchasers and any Permitted Transferees agree to take any and all action reasonably requested by the Company necessary to effect any adjustment pursuant to this paragraph (x)(a). The Company will not make any cash or other payment to the Purchasers or any Permitted Transferees in respect of any such adjustment.
               (b) If the number of units offered to the public in connection with the Initial Public Offering is increased or decreased, the Purchasers and any Permitted Transferees agree with the Company and the Company hereby agrees with the Purchasers and any Permitted Transferees that the New Founders’ Units (including the New Founders’ Units subject to forfeiture) will be adjusted in the same proportion as the increase or decrease of the units offered to the public. The Purchasers and any Permitted Transferees agree to take any and all action reasonably requested by the Company necessary to effect any adjustment pursuant to this paragraph (x)(b); provided that the Company will not make or receive any cash or other payment to or from the Purchasers or any Permitted Transferees in respect of any such adjustment.
               (c) If more than 20%, but less than 40% of the shares underlying the units sold in the Initial Public Offering are converted by the public stockholders in connection with the

Initial Business Combination, each Purchaser will forfeit a percentage of its New Founders’ Units equal to the percentage of the shares underlying the units sold in the Initial Public Offering in excess of 20% that are converted by the public stockholders (e.g., if 30% of the shares underlying the units sold in the Initial Public Offering are converted, the Purchaser will forfeit 10% of his New Founders’ Units).
               (d) The Purchasers acknowledge and agree that any additional units it may hold pursuant to (x)(a) and (x)(b) above (A) shall be subject to the voting, waiver of liquidation, transfer restrictions and adjustment provisions set forth in this Amended and Restated Agreement, and (B) shall bear the legend set forth in Section 9.A(i) below.
Section 2. Representations and Warranties of the Company.
     As a material inducement to the Purchasers to enter into this Amended and Restated Agreement and exchange their Initial Founders’ Units for the New Founders’ Units and to purchase the Private Placement Units, the Company hereby represents and warrants to the Purchasers as of the date hereof and the applicable Closing Date that:
     A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Amended and Restated Agreement and the Warrant Agreement.
     B. Authorization; No Breach.
          (i) The execution and delivery of this Amended and Restated Agreement, the Warrant Agreement, the Founders’ Warrants and the Private Placement Warrants and performance of this Amended and Restated Agreement and the Warrant Agreement have been duly authorized by the Company as of the applicable Closing Date. This Amended and Restated Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms. The Warrant Agreement, and upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Amended and Restated Agreement, the Founders’ Warrants and the Private Placement Warrants, constitute valid and binding obligations of the Company, enforceable against it in accordance with their respective terms as of the applicable Closing Date.
          (ii) The execution and delivery by the Company of this Amended and Restated Agreement, the Warrant Agreement and the exchange of the Initial Founders’ Units for the New Founders’ Units and the sale and issuance of each of the Securities and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the applicable Closing Date (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Certificate of Incorporation of the Company or the bylaws of the Company, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.
     C. Title to Securities. Upon issuance in accordance with, and any applicable payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, each of the Securities will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and any applicable payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, the Purchasers will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements contemplated hereby, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Purchasers.
     D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Amended and Restated Agreement or the Warrant Agreement, or the consummation by the Company of any other transactions contemplated hereby.
Section 3. Representations and Warranties of the Purchasers.
     As a material inducement to the Company to enter into this Amended and Restated Agreement and exchange the Purchasers’ Initial Founders’ Units for the New Founders’ Units and issue and sell the Private Placement Units, the Purchasers hereby individually represent and warrant to the Company as of the date hereof and the applicable Closing Date that:
     A. Capacity and State Law Compliance. The Purchasers have engaged in the transactions contemplated by this Amended and Restated Agreement within a state in which the offer and sale of the Securities is permitted under applicable securities laws. The Purchasers understand and acknowledge that the purchase of Shares upon the exercise of the Private Placement Warrants and the Founders’ Warrants will require the availability of an exemption from registration under federal and/or state securities laws and that any sale of such Shares shall require registration or the availability of an exemption from registration under federal and/or state securities laws.
     B. Authorization; No Breach.
          (i) The execution and delivery of this Amended and Restated Agreement, the Warrant Agreement, the Founders’ Warrants and the Private Placement Warrants and performance of this Amended and Restated Agreement and the Warrant Agreement have been duly authorized by the Initial Purchaser as of the applicable Closing Date. This Amended and Restated Agreement constitutes a valid and binding obligation of each of the Purchasers, enforceable against it or him in accordance with its terms.
          (ii) The execution and delivery by the Purchasers of this Amended and Restated Agreement and the fulfillment of and compliance with the respective terms hereof by each Purchaser does not and shall not as of the applicable Closing Date conflict with or result in a breach of the terms, conditions or provisions of the certificate of formation or limited liability company agreement of any Purchaser, or any other agreement, instrument, order, judgment or decree to which any Purchaser is subject.
     C. Investment Representations.
          (i) Each Purchaser is acquiring the Securities for its own account, for investment only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.
          (ii) Each Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D.
          (iii) Each Purchaser understands that the Securities are being offered and will be exchanged with or sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such Securities.
          (iv) None of the Purchasers decided to enter into this Amended and Restated Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”).
          (v) Each Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the exchange or offer and sale of the Securities which have been requested by such Purchaser. Each Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Each Purchaser understands that its investment in the Securities involves a high degree of risk. Each Purchaser has sought such accounting, legal and tax advice as such Purchaser has considered necessary to make an informed investment decision with respect to such Purchaser’s acquisition of the Securities.
          (vi) Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by such Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
          (vii) Each Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, each Purchaser understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Recently adopted amendments to Rule 144 expand this position by prohibiting the use of Rule 144 for resale of securities used by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The amendments to Rule 144 provide exception to this prohibition if certain conditions are met. Based on that position, Rule 144 would be available for resale transactions of New Founders’ Units, Founders’ Shares, Private Placement Units, Private Placement Subunits and Private Placement Shares without registration one year after the completion of the Initial Business Combination. Each Purchaser is able to bear the economic risk of its investment in the Securities for an indefinite period of time.
          (viii) Each Purchaser has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder. Each Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Each Purchaser can afford a complete loss of its investment in the Securities.
     D. Waiver of Right to Amounts in the Trust Account and Indemnification.
          (i) Each Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the trust account established by the Company for the deposit of proceeds from the Initial Public Offering and the sale of the Private Placement Units, as a result of any liquidation of the trust account, with respect to the Founders’ Shares and Private Placement Shares (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever except for any amounts to which it may be entitled upon liquidation of the Company in respect of such Purchaser’s ownership of Common Stock other than the Founders’ Shares and Private Placement Shares.
          (ii) Each Purchaser acknowledges and agrees that the stockholders of the Company, including those who purchase the units in the Initial Public Offering, are and shall be third-party beneficiaries of the foregoing provisions of Section 3.D. of this Amended and Restated Agreement.
          (iii) Each Purchaser agrees that to the extent any waiver of rights under this Section 3.D. is ineffective as a matter of law, such Purchaser has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Each Purchaser acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.
Section 4. Conditions of the Purchasers’ Obligations.
     The obligation of the Purchasers to exchange their Initial Founders’ Units for the New Founders’ Units and to purchase and pay for the Private Placement Units is subject to the fulfillment, on or before the applicable Closing Date, of each of the following conditions:
     A. Representations and Warranties. The representations and warranties of the Company contained in Section 2, shall be true and correct at and as of the applicable Closing Date as though then made.
     B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Amended and Restated Agreement that are required to be performed or complied with by it on or before the applicable Closing Date.
     C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Amended and Restated Agreement or the Warrant Agreement.
Section 5. Conditions of the Company’s Obligations.
     The obligations of the Company to the Purchasers under this Amended and Restated Agreement are subject to the fulfillment, on or before the applicable Closing Date, of each of the following conditions:
     A. Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3 shall be true and correct at and as of the applicable Closing Date as though then made.
     B. Performance. Each Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Amended and Restated Agreement that are required to be performed or complied with by it on or before the applicable Closing Date.

     C. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Amended and Restated Agreement and the Warrant Agreement and the issuance and sale of the New Founders’ Units and the Private Placement Units.
     D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Amended and Restated Agreement or the Warrant Agreement.
Section 6. Termination.
     This Amended and Restated Agreement may be terminated at any time prior to the applicable Closing Date as it relates only to the Securities to be exchanged or purchased pursuant to this Amended and Restated Agreement on and after such Closing Date upon the unanimous written consent of the Company and the Purchasers.
Section 7. Survival of Representations and Warranties.
     All of the representations and warranties contained herein shall survive the applicable Closing Date.
Section 8. Definitions.
     Terms used but not otherwise defined in this Amended and Restated Agreement shall have the meaning assigned such terms in the Registration Statement.
Section 9. Miscellaneous.
     A. Legends; Transfer Restrictions.
          (i) Legends. The certificates evidencing the New Founders’ Units and the Founders’ Shares will include the legend set forth on Exhibits B and E hereto, respectively, which the Purchasers have read and understand. The certificate evidencing the Private Placement Subunit will include the legend set forth on Exhibit D hereto. The certificates evidencing the Private Placement Units and the Private Placement Shares will include the legend set forth on Exhibits C and F respectively. The Founders’ Warrants, the Private Placement Warrants and Common Stock issued upon exercise of the Private Placement Warrants and the Founders’ Warrants (as defined in the Warrant Agreement) will include the legend set forth in Exhibits G to the Warrant Agreement in the case of the Warrants and in the Warrant Agreement in the case of the Common Stock, which the Purchasers have read and understand.
          (ii) Transfer Restrictions. By accepting the Securities, the Purchasers agree, prior to any transfer of the Securities, to give written notice to the Company expressing its desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel and the Purchasers agree not to make any disposition of all or any portion of the Securities unless and until:
               (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, in which case the legends set forth above with respect to the Securities sold pursuant to such registration statement shall be removed; or
               (b) if reasonably requested by the Company, (A) the Purchasers shall furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act, (B) the Company shall have received customary representations and warranties regarding the transferee that are reasonably satisfactory to the Company signed by the proposed transferee and (C) the Company shall have received an agreement by such transferee to the restrictions contained in the legends referred to in (i) hereof.
     Notwithstanding the foregoing, the Purchasers also understand and acknowledge that the transfer of the New Founders’ Units, Founders’ Shares, Founders’ Warrants, the Private Placement Units, Private Placement Shares, Private Placement Subunits, Private Placement Warrants and the exercise of the Founders’ Warrants and the Private Placement Warrants are subject to the specific conditions to such transfer or exercise as outlined herein and the Warrant Agreement as to which the Purchasers specifically assent by their execution hereof.
          (iii) Stop Transfer Notations. The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with federal and state securities laws and the transfer restrictions contained elsewhere in this Amended and Restated Agreement and the Warrant Agreement.
     B. Entire Agreement. This Amended and Restated Agreement and the Exhibits referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings between or among any of the parties hereto, including but not limited to each of the Purchase Agreements each of which are hereby terminated.
     C. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Amended and Restated Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Amended and Restated Agreement.
     D. Severability. Whenever possible, each provision of this Amended and Restated Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amended and Restated Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amended and Restated Agreement.
     E. Counterparts. This Amended and Restated Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.
     F. Descriptive Headings; Interpretation. The descriptive headings of this Amended and Restated Agreement are inserted for convenience only and do not constitute a substantive part of this Amended and Restated Agreement. The use of the word “including” in this Amended and Restated Agreement shall be by way of example rather than by limitation.
     G. Governing Law. This Amended and Restated Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Amended and Restated Agreement or the transactions contemplated hereby.
     H. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Amended and Restated Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

If to the Company:	HCM Acquisition Company
NexBank Tower
13455 Noel Road, Suite 800
Dallas, TX 75240
Fax No.: (972) 628-4147

If to the Initial Purchaser:	HCM Acquisition Holdings LLC
NexBank Tower
13455 Noel Road, Suite 800
Dallas, TX 75240
Fax No.: (972) 628-4147

With a copy (not constituting notice) to:	Ann Chamberlain
Bingham McCutchen LLP
399 Park Avenue
New York, NY 10022
Fax No.: (212) 752-5378

If to any other Purchaser:	To the address set forth below such
Purchaser’s name on the signature
pages hereto.
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
     I. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Amended and Restated Agreement. In the event an ambiguity or question of intent or interpretation arises, this Amended and Restated Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Amended and Restated Agreement.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Securities Purchase Agreement as of the date first written above.

COMPANY: HCM ACQUISITION COMPANY
By	/s/ Joseph Dougherty
Name:
Title:

PURCHASERS:

HCM ACQUISITION HOLDINGS, LLC
By:	Highland Capital Management, L.P.,
its sole member By: Strand Advisors, Inc., its general partner

By:	/s/ James Dondero
Name:
Title:

By:	/s/ Timothy K. Hui
Timothy K. Hui
Address:

By:	/s/ Scott F. Kavanaugh
Scott F. Kavanaugh
Address:

By:	/s/ James F. Leary
James F. Leary
Address:

By:	/s/ Bryan A. Ward
Bryan A. Ward
Address:

[Signature Page to Amended and Restated Securities Purchase Agreement]

Exhibit A
SCHEDULE OF PURCHASERS

		Aggregate Purchase	Units Exchanged
		Price for Units	Pursuant to
	Units Purchased	Purchased Pursuant	Amended and
	Pursuant to the	to the Purchase	Restated
Purchaser	Purchase Agreements	Agreements	Agreement

HCM Acquisition Holdings, LLC*	7,153,000 [1]	$24,880.00 [2]	7,153,000

Timothy K. Hui	8,625	$30.00	8,625

Scott F. Kavanaugh	8,625	$30.00	8,625

James F. Leary	8,625	$30.00	8,625

Bryan A. Ward	8,625	$30.00	8,625

Total	7,187,500	$25,000.00	7,187,500

*	Initial Purchaser

[1]	The figure shown takes into account the 34,500 shares in the aggregate that the Initial Purchaser sold to the other Purchasers pursuant to the Subsequent Securities Purchase Agreement.

[2]	Purchase price reflects amount paid by Initial Purchaser less amount received from Purchasers pursuant to Subsequent Securities Purchase Agreement.

Exhibit B
SPECIMEN OF NEW FOUNDERS’ UNIT CERTIFICATE

Exhibit C
SPECIMEN OF PRIVATE PLACEMENT UNIT CERTIFICATE

Exhibit D
SPECIMEN OF PRIVATE PLACEMENT SUBUNIT CERTIFICATE

Exhibit E
SPECIMEN OF FOUNDERS’ COMMON STOCK CERTIFICATE

Exhibit F
SPECIMEN OF PRIVATE PLACEMENT COMMON STOCK CERTIFICATE

Exhibit G
WARRANT AGREEMENT
(Attached hereto)

Schedule 1
Exchange of Initial Founders’ Units for New Founders’ Units

	Initial Founders’	New Founders’
Purchaser	Units[1]	Units[2]

HCM Acquisition Holdings, LLC	7,153,000	7,153,000

Timothy K. Hui	8,625	8,625

Scott F. Kavanaugh	8,625	8,625

James F. Leary	8,625	8,625

Bryan A. Ward	8,625	8,625

Total	7,187,500	7,187,500

[1]	Consists of one share of Common Stock and one warrant to purchase one share of Common Stock at an exercise price of $7.50 per share.

[2]	Consists of .45 of a share of Common Stock and one warrant to purchase one share of Common Stock at an exercise price of $10.00.